Exhibit 10.6

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT, MARKED BY BRACKETS, WERE OMITTED BECAUSE THOSE PORTIONS ARE NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL TO THE COMPANY IF PUBLICLY DISCLOSED.

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT		1. Contract ID Code Firm Fixed Price	Page 1 Of 9
2. Amendment/Modification No. P00002	3. Effective Date 2021-JUN-17	4. Requisition/Purchase Req No. SEE SCHEDULE	5. Project No. (If applicable)
6. Issued By Code	W15QKN	7. Administered By (If other than Item 6)	Code
ARMY CONTRACTING COMMAND - NJ PICATINNY ARSENAL, NJ 07806-5000 EMAIL:
8. Name And Address Of Contractor (No., Street, City, County, State and Zip Code) REGENERON PHARMACEUTICALS, INC. 777 OLD SAW MILL RIVER RD TARRYTOWN, NY 10591-6717		☐	9A. Amendment Of Solicitation No.

9B. Dated (See Item 11)
		☒	10A. Modification Of Contract/Order No. W15QKN-21-C-0014

10B. Dated (See Item 13) 2021JAN12
Code 544P9	Facility Code
11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS
☐ The above numbered solicitation is amended as set forth in item 14. The hour and date specified for receipt of Offers
☐ is extended, ☐ is not extended.
Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended by one of the following methods:
(a) By completing items 8 and 15, and returning ______________     copies of the amendments: (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. Accounting And Appropriation Data (lf required) NO CHANGE TO OBLIGATION DATA
13. THIS ITEM ONLY APPLIES TO MODIFICATIONS OF CONTRACTS/ORDERS It Modifies The Contract/Order No. As Described In Item 14.
☐	A. This Change Order is Issued Pursuant To: The Contract/Order No. In Item 10A.	The Changes Set Forth In Item 14 Are Made In
☐
B. The Above Numbered Contract/Order Is Modified To Reflect The Administrative Changes (such as changes in paying office, appropriation data, etc.) Set Forth In Item 14, Pursuant To The Authority of FAR 43.103(b).

☒	C. This Supplemental Agreement Is Entered Into Pursuant To Authority Of:	FAR 43.103(a)
☐	D. Other (Specify type of modification and authority)
E. IMPORTANT: Contractor ☐ is not ☒ is required to sign this document and return_______ copies to the Issuing Office.
14. Description Of Amendment/Modification (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)
SEE SECOND PAGE FOR DESCRIPTION

Except as provided herein, all terms and conditions of the document referenced in item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. Name And Title Of Signer (Type or print) Robert E. Landry, Executive Vice President - CFO		16A. Name And Title Of Contracting Officer (Type or print)
15.B. Contractor/Officer /s/ Robert E. Landry (Signature of person authorized to sign)	15C. Date Signed 6/16/21	16B. United States Of America By /s/ (Signature of Contracting Officer)	16C. Date Signed 2021-JUN-17
NSN 7540-01-152-8070 PREVIOUS EDITIONS UNUSABLE	30-105-02	STANDARD FORM 30 (REV.10-83) Prescribed by GSA FAR (48 CFR) 53.243

30-105-02
STANDARD FORM 30 (REV. 10-83)
Prescribed by GSA FAR (48 CFR) 53.243

CONTINUATION SHEET	Reference No. of Document Being Continued W15QKN-21-C-0014 PIIN/SIIN MOD/AMD P00002	Page 3 of 9
Name of Offeror or Contractor: REGENERON PHARMACEUTICALS, INC.
SECTION A - SUPPLEMENTAL INFORMATION

Buyer Name:
Buyer Office Symbol/Telephone Number: CCNJ-CA/
Type of Contract 1: Firm Fixed Price
Kind of Contract: Other
Kind of Modification: G
Type of Business: Large Business Performing in U.S.
Surveillance Criticality Designator: A
Contract Expiration Date: 2022JAN11

Paying Office: HQ0490
DFAS-INDY VP GFEBS 8899 E. 56TH STREET
INDIANAPOLIS IN 46249-3800

*** End of Narrative A0000 ***

The purpose of this modification is to:

1)Update Section H "Special Contract Requirements" to include special clause 4 section entitled, "Donation of Excess Product."

2)Update the Point of Contact information in Section A for the Contracting Officer and Contract Specialist.

3)Update WAWF Clause 252.232-7006, reflecting a transfer of Purchase Office responsibility from W15QKN (ACC-NJ Picatinny) to W58P05 (ACC-APG COVID-19 Response Division).

All other terms and conditions of this contract remain in full force and effect.

*** END OF NARRATIVE A0003 ***

Executive Summary

1.Background: The Department of Health and Human Services (DHHS) continuously monitors emerging infectious disease risk and prepares to respond to the threat of novel emerging infectious disease outbreaks in the United States. DHHS is responding to an outbreak of respiratory disease caused by a novel coronavirus that was first detected in China, and which has now spread worldwide, including in the United States. The virus has been named SARS-CoV-2 and the disease it causes has been named Coronavirus Disease 2019 (abbreviated COVID- 19).

On January 30, 2020, the International Health Regulations Emergency Committee of the World Health Organization (WHO) declared the outbreak a Public Health Emergency of International Concern (PHEIC). On January 31, Health and Human Services Secretary Alex M. Azar II declared a Public Health Emergency (PHE) for the United States to aid the nations healthcare community in responding to COVID-19. On March 11, WHO publicly characterized COVID-19 as a pandemic. On March 13, the President of the United States declared the COVID-19 outbreak a national emergency.

In July 2020, the Department of Defense (DoD) awarded an Other Transaction Agreement under the authority 10 USC 2371b to Regeneron to manufacture and sell drug product to the Government, and to distribute such drug product for the Government in the U.S. These manufacturing production activities included manufacturing at-scale, filling and finishing, and storage and shipping of REGN10987 and REGN10933 as a therapeutic cocktail (casirivimab and imdevimab) to treat COVID-19 infected patients. On November 21, 2020, Regeneron announced that the antibody cocktail casirivimab and imdevimab administered together, received Emergency Use Authorization (EUA) from the U.S. Food and Drug Administration (FDA).

2.Contract Description: The U.S Army Contracting Command - New Jersey (CCNJ), on behalf of the Joint Program Executive Office for Chemical, Biological, Radiological and Nuclear Defense (JPEO-CBRND) and the Biomedical Advanced Research and Development Authority (BARDA), will execute a contract for the procurement of up to 1,250,000 doses of the EUA authorized (or Biologics License Application (BLA) approved) casirivimab and imdevimab therapeutic, enough to treat much of the targeted US population currently or projected to be infected over the coming months. This contract award is a sole-source Firm Fixed Price (FFP) contract pursuant to FAR 6.302-2, "Unusual and Compelling Urgency," to Regeneron Pharmaceuticals, Inc., Tarrytown, New York. This action has a total FFP value of
$2,625,000,000.00. The price per dose is inclusive of storage, distribution, insurance and administration costs, costs associated with obtaining and maintaining regulatory authorization for the product (packaging, labeling, and informational materials), and Regeneron's manufacturing facilities. The period of performance for this contract is twelve (12) months, to include distribution of the product.

CONTINUATION SHEET	Reference No. of Document Being Continued W15QKN-21-C-0014 PIIN/SIIN MOD/AMD P00002	Page 4 of 9
Name of Offeror or Contractor: REGENERON PHARMACEUTICALS, INC.

3.The Representations and Certifications made by Regeneron in the System for Award Management (SAM) are hereby incorporated into this contract by reference.

4.The Regeneron Draft Small Business Subcontracting Plan, dated 30 November 2020, is hereby incorporated into this contract by attachment. It is noted that this draft plan will be replaced by the plan that is ultimately approved by the United States Department of Veterans Affairs.

5.Contract Point of Contact:

Name:
Title:
Email:
Phone:

Name:
Title:
Email:
Phone:

*** END OF NARRATIVE A0001 ***

CONTINUATION SHEET	Reference No. of Document Being Continued W15QKN-21-C-0014 PIIN/SIIN MOD/AMD P00002	Page 5 of 9
Name of Offeror or Contractor: REGENERON PHARMACEUTICALS, INC.
SECTION G - CONTRACT ADMINISTRATION DATA

Status	Regulatory Cite	Title	Date
G-1 CHANGED	252.232-7006	WIDE AREA WORKFLOW PAYMENT INSTRUCTIONS	DEC/2018

(a)Definitions. As used in this clause--

"Department of Defense Activity Address Code (DoDAAC)" is a six position code that uniquely identifies a unit, activity, or organization.

"Document type" means the type of payment request or receiving report available for creation in Wide Area WorkFlow (WAWF).

"Local Processing Office (LPO)" is the office responsible for payment certification when payment certification is done external to the entitlement system.

"Payment request" and "receiving report" are defined in the clause at 252.232-7003, Electronic Submission of Payment Requests and Receiving Reports.

(b)Electronic invoicing. The WAWF system provides the method to electronically process vendor payment requests and receiving reports, as authorized by Defense Federal Acquisition Regulation Supplement (DFARS) 252.232-7003, Electronic Submission of Payment Requests and Receiving Reports.

(c)WAWF access. To access WAWF, the Contractor shall--

(1)Have a designated electronic business point of contact in the System for Award Management at https://www.sam.gov    ; and

(2)Be registered to use WAWF at https://wawf.eb.mil/    following the step-by-step procedures for self-registration available at this Web site.

(d)WAWF training. The Contractor should follow the training instructions of the WAWF Web-Based Training Course and use the Practice Training Site before submitting payment requests through WAWF. Both can be accessed by selecting the "Web Based Training" link on the WAWF home page at https://wawf.eb.mil/    .

(e)WAWF methods of document submission. Document submissions may be via Web entry, Electronic Data Interchange, or File Transfer Protocol.

(f)WAWF payment instructions. The Contractor shall use the following information when submitting payment requests and receiving reports in WAWF for this contract or task or delivery order:

(1)Document type. The Contractor shall submit payment requests using the following document type(s):

(i)For cost-type line items, including labor-hour or time-and-materials, submit a cost voucher.

(ii)For fixed price line items--

(A)That require shipment of a deliverable, submit the invoice and receiving report specified by the Contracting Officer.

Invoice (Contractor Only)

(B)For services that do not require shipment of a deliverable, submit either the Invoice 2-in-1, which meets the requirements for the invoice and receiving report, or the applicable invoice and receiving report, as specified by the Contracting Officer.

Invoice as 2-in-1

(iii)For customary progress payments based on costs incurred, submit a progress payment request.

(iv)For performance based payments, submit a performance based payment request.

(v)For commercial item financing, submit a commercial item financing request.

(2) Fast Pay requests are only permitted when Federal Acquisition Regulation (FAR) 52.213-1 is included in the contract.

[Note: The Contractor may use a WAWF "combo" document type to create some Combinations of invoice and receiving report in one step.]

CONTINUATION SHEET	Reference No. of Document Being Continued W15QKN-21-C-0014 PIIN/SIIN MOD/AMD P00002	Page 6 of 9
Name of Offeror or Contractor: REGENERON PHARMACEUTICALS, INC.
(3) Document routing. The Contractor shall use the information in the Routing Data Table below only to fill in applicable fields in WAWF when creating payment requests and receiving reports in the system.

Routing Data Table*

Field Name in WAWF	Data to be entered in WAWF
Pay Official DoDAAC	HQ0490
Issue By DoDAAC	W58P05
Admin DoDAAC	W58P05
Inspect By DoDAAC	TBD
Ship To Code	W90ZQ2
Ship From Code	TBD
Mark For Code	TBD
Service Approver (DoDAAC)	N/A
Service Acceptor (DoDAAC)	N/A
Accept at Other DoDAAC	N/A
LPO DoDAAC	N/A
DCAA Auditor DoDAAC	N/A
Other DoDAAC(s)	N/A

(4) Payment request. The Contractor shall ensure a payment request includes documentation appropriate to the type of payment request in accordance with the payment clause, contract financing clause, or Federal Acquisition Regulation 52.216-7, Allowable Cost and Payment, as applicable.

(5) Receiving report. The Contractor shall ensure a receiving report meets the requirements of DFARS Appendix F.

(g) WAWF point of contact.

(1)The Contractor may obtain clarification regarding invoicing in WAWF from the following contracting activity's WAWF point of contact.

Sean Doyle, sean.a.doyle4.civ@mail.mil

(2)Contact the WAWF helpdesk at , if assistance is needed.

(End of clause)

CONTINUATION SHEET	Reference No. of Document Being Continued W15QKN-21-C-0014 PIIN/SIIN MOD/AMD P00002	Page 7 of 9
Name of Offeror or Contractor: REGENERON PHARMACEUTICALS, INC.
SECTION H - SPECIAL CONTRACT REQUIREMENTS

As this is a commercial contract, any special requirements contained in this section and throughout the contract, are incorporated by addendum.

1.OWS REQUIRED CLAUSE

I.Key Personnel

Any key personnel specified in this contract are considered to be essential to work performance. At least [* * *] prior to the Contractor voluntarily diverting any of the specified individuals to other programs or contracts, the Contractor shall notify the CO and shall submit a justification for the diversion or replacement and a request to replace the individual. The request must identify the proposed replacement and provide an explanation of how the replacement's skills, experience, and credentials meet or exceed the requirements of the contract (including, when applicable, Human Subjects Testing requirements). If the employee of the Contractor is terminated for cause or separates from the Contractor voluntarily with less than [* * *], the Contractor shall provide the maximum notice practicable under the circumstances. The Contractor shall not divert, replace, or announce any such change to key personnel without the written consent of the CO. The contract will be modified to add or delete key personnel as necessary to reflect the agreement of the parties. The following individuals are determined to be key personnel:

Reference Regeneron's Technical Proposal dated 29 December 2020, Section 2.3.1.1, Program Management, for a listing of key personnel

II.Substitution of Key Personnel

The Contractor agrees to assign to the contract those persons whose resumes/CVs were submitted with the proposal who are necessary to fill the requirements of the contract. No substitutions shall be made, except in accordance with this clause.

All requests for substitution must provide a detailed explanation of the circumstance necessitating the proposed substitution, a complete resume for the proposed substitute and any other information requested by the CO to approve or disapprove the proposed substitution. All proposed substitutes must have qualifications that are equal to or higher than the qualifications of the person to be replaced. The CO or authorized representative (TPOC) will evaluate such requests and promptly notify the Contractor of his approval or disapproval thereof.

The Contractor further agrees to include the substance of this clause in any subcontract, which may be awarded under this contract.

III.Disclosure of Information

Performance under this contract may require the Contractor to access non-public data and information proprietary to a Government agency, another Government Contractor or of such nature that its dissemination or use other than as specified in the work statement would be adverse to the interests of the Government or others. Neither the Contractor, nor Contractor personnel, shall divulge nor release data nor information obtained under performance of this contract, except authorized by Government personnel or upon written approval of the CO in accordance with OWS or other Government policies and/or guidance. The Contractor shall not use, disclose, or reproduce proprietary data that bears a restrictive legend, other than as specified in this contract, or any information at all regarding this agency.

The Contractor shall comply with all Government requirements for protection of non-public information. Unauthorized disclosure of nonpublic information is prohibited by the Governments rules. Unauthorized disclosure may result in termination of the contract, replacement of a Contractor employee, or other appropriate redress. Neither the Contractor nor the Contractors employees shall disclose or cause to be disseminated, any information concerning the operations of the activity, which could result in, or increase the likelihood of, the possibility of a breach of the activitys security or interrupt the continuity of its operations.

No information related to data obtained from the Government under this contract shall be released or publicized without the prior written consent of the TPOC, whose approval shall not be unreasonably withheld, conditioned, or delayed, provided that no such consent is required to comply with any law, rule, regulation, court ruling or similar order; for submission to any Government entity for submission to any securities exchange on which the Contractors (or its parent corporations) securities may be listed for trading; or to third parties relating to securing, seeking, establishing or maintaining regulatory or other legal approvals or compliance, financing and capital raising activities, or mergers, acquisitions, or other business transactions.

IV.Publications and Publicity

The Contractor shall not release any reports, manuscripts, press releases, or abstracts about the work being performed under this contract without written notice in advance to the Government.

(a)Unless otherwise specified in this contract, the Contractor may publish the results of its work under this contract. The Contractor shall promptly send a copy of each submission to the TPOC for security review prior to submission. The Contractor shall also inform the TPOC when the abstract article or other publication is published, and furnish a copy of it as finally published.

CONTINUATION SHEET	Reference No. of Document Being Continued W15QKN-21-C-0014 PIIN/SIIN MOD/AMD P00002	Page 8 of 9
Name of Offeror or Contractor: REGENERON PHARMACEUTICALS, INC.

(b) Unless authorized in writing by the CO, the Contractor shall not display Government logos, including Operating Division or Staff Division logos on any publications.
(c) The Contractor shall not reference the products(s) or services(s) awarded under this contract in commercial advertising, as defined in FAR 31.205-1, in any manner which states or implies Government approval or endorsement of the product(s) or service(s) provided.

(d) The contractor shall include this clause, including this section (d) in all subcontracts where the subcontractor may propose publishing the results of its work under the subcontract. The Contractor shall acknowledge the support of the Government whenever publicizing the work under this contract in any media by including an acknowledgement substantially as follows:

"This project has been funded in whole or in part by the U.S. Government under Contract No. W15QKN-21-C-0014. The US Government is authorized to reproduce and distribute reprints for Governmental purposes notwithstanding any copyright notation thereon."

V.Confidentiality of Information

a.Confidential information, as used in this article, means information or data of a personal nature about an individual, or proprietary information or data submitted by or pertaining to an institution or organization.

b.The CO and the Contractor may, by mutual consent, identify elsewhere in this contract specific information and/or categories of information which the Government will furnish to the Contractor or that the Contractor is expected to generate which is confidential. Similarly, the CO and the Contractor may, by mutual consent, identify such confidential information from time to time during the performance of the contract. Failure to agree will be settled pursuant to the "Disputes" clause.

c.If it is established elsewhere in this contract that information to be utilized under this contract, or a portion thereof, is subject to the Privacy Act, the Contractor will follow the rules and procedures of disclosure set forth in the Privacy Act of 1974, 5 U.S.C. 552a, and implementing regulations and policies, with respect to systems of records determined to be subject to the Privacy Act.

d.Confidential information, as defined in paragraph (a) of this article, shall not be disclosed without the prior written consent of the individual, institution, or organization.

e.Whenever the Contractor is uncertain with regard to the proper handling of material under the contract, or if the material in question is subject to the Privacy Act or is confidential information subject to the provisions of this article, the Contractor shall obtain a written determination from the CO prior to any release, disclosure, dissemination, or publication.

f.Contracting Officer Determinations will reflect the result of internal coordination with appropriate program and legal officials.

g.The provisions of paragraph (d) of this article shall not apply to conflicting or overlapping provisions in other Federal, State or local laws.

All above requirements MUST be passed to all sub-contractors.

VI.Organizational Conflicts of Interest

Performance under this contract may create an actual or potential organizational conflict of interest such as are contemplated by FAR Part 9.505-General Rules. The Contractor shall not engage in any other contractual or other activities which could create an Organizational Conflict of Interest (OCI). This provision shall apply to the prime Contractor and all sub-contractors. This provision shall have effect throughout the period of performance of this contract, any extensions thereto by change order or supplemental agreement, and for two (2) years thereafter. The Government may pursue such remedies as may be permitted by law or this contract, upon determination that an OCI has occurred.

The work performed under this contract may create a significant potential for certain conflicts of interest, as set forth in FAR Parts 9.505-1, 9.505-2, 9.505-3, and 9.505-4. It is the intention of the parties hereto to prevent both the potential for bias in connection with the Contractors performance of this contract, as well as the creation of any unfair competitive advantage as a result of knowledge gained through access to any non-public data or third party proprietary information.

The Contractor shall notify the CO immediately whenever it becomes aware that such access or participation may result in any actual or potential OCI. Furthermore, the Contractor shall promptly submit a plan to the CO to either avoid or mitigate any such OCI. The CO will have sole discretion in accepting the Contractors mitigation plan. In the event the CO unilaterally determines that any such OCI cannot be satisfactorily avoided or mitigated, other remedies may be taken to prohibit the Contractor from participating in contract requirements related to OCI.

Whenever performance of this contract provides access to another Contractors proprietary information, the Contractor shall enter into a written agreement with the other entities involved, as appropriate, in order to protect such proprietary information from unauthorized use or disclosure for as long as it remains proprietary; and refrain from using such proprietary information other than as agreed to,

CONTINUATION SHEET	Reference No. of Document Being Continued W15QKN-21-C-0014 PIIN/SIIN MOD/AMD P00002	Page 9 of 9
Name of Offeror or Contractor: REGENERON PHARMACEUTICALS, INC.
for example to provide assistance during technical evaluation of other Contractors offers or products under this contract. An executed copy of all proprietary information agreements by individual personnel or on a corporate basis shall be furnished to the CO within [* * *] of execution.
----------------------------------------------------

2.HEALTH RESOURCE PRIORITY AND ALLOCATIONS SYSTEM (HRPAS)

In order to ensure the success of Regenerons efforts, a priority rating is incorporated into the contract for the procurement of raw materials, consumables, repair parts, and major end item assemblies by Regeneron under Title I of the HRPAS.

Priority Rating: Defense Production Act (DPA) Title I DO-HR

Each rated order executed by Regeneron must include the following:

(a)The priority rating: DPA Title I DO-HR;

(b)A required delivery date or dates. The words immediately or as soon as possible do not constitute a delivery date;

(c)The written signature on a manually placed order, or the digital signature or name on an electronically placed order, of an individual authorized to sign rated orders for the person placing the order; and

(d)A statement that reads in substance:

(1)This is a rated order certified for national defense use, and you are required to follow all the provisions of the Health Resources Priorities and Allocations System regulation at 45 CFR part 101.

(2)If the rated order is placed in support of emergency preparedness requirements and expedited action is necessary and appropriate to meet these requirements, the following sentences should be added following the statement set forth in paragraph (d)(1) of this section:

(i)This rated order is placed for the purpose of emergency preparedness. It must be accepted or rejected within [* * *] after receipt of the order if:

A.The order is issued in response to a hazard that has occurred; or

B.If the order is issued to prepare for an imminent hazard, as specified in HRPAS Section 101.33(e).
----------------------------------------------------

3.ENSURING SUFFICIENT SUPPLY OF THE PRODUCT

1.In recognition of the Governments need to provide sufficient quantities of a COVID-19 therapeutic to protect the United States population, the Government shall have the remedy described in this section to ensure sufficient supply of the product to meet the needs of the public health or national security. This remedy is not available to the Government unless and until both of the following conditions ((a) and (b)) are met:

(a)Regeneron gives written notice, required to be submitted to the Government no later than [* * *], of:

i.any formal management decision to terminate manufacturing of this product therapeutic prior to delivery of the minimum required doses to the U.S. Government under this contract, as well as all additional orders accepted by the Contractor, other than as a result of clinical failure, or serious technical or safety reasons or;

ii.any formal management decision to discontinue sale of this product therapeutic to the Government prior to delivery of the minimum required doses to the U.S. Government under this contract, as well as all additional orders accepted by the Contractor, other than as a result of clinical failure, or serious technical or safety reasons; or any filing that anticipates Federal bankruptcy protection; and

(b) Regeneron has submitted an Emergency Use Authorization application under Section 564 of the Food, Drug, and Cosmetic (FD&C) Act or a biologics license application under the provisions of Section 351(a) of the Public Health Service Act (PHSA).

2.If both conditions listed in section 1 occur, Regeneron, upon the request of the Government, shall provide the following items necessary for the Government to pursue manufacturing of this therapeutic product with a third party for exclusive sale to the U.S. Government:

CONTINUATION SHEET	Reference No. of Document Being Continued W15QKN-21-C-0014 PIIN/SIIN MOD/AMD P00002	Page 9 of 9
Name of Offeror or Contractor: REGENERON PHARMACEUTICALS, INC.

(a)a writing, evidencing a non-exclusive, non-transferable, irrevocable (except for cause), royalty-free paid- up license to practice or have practiced for on behalf of the U.S. Government, any Regeneron Background Patent, Copyright, other Regeneron Intellectual Property, Regeneron Know-How, and Regeneron Technical Data rights necessary to manufacture doses of the SARS-CoV2 medical countermeasure neutralizing monoclonal antibodies, designated as casirivimab and imdevimab; necessary FDA regulatory filings or authorizations owned or controlled by Regeneron related to this therapeutic product, and any confirmatory instrument pertaining thereto; and

(b)any outstanding Deliverables contemplated or materials purchased under this contract.

3.This remedy will remain available until the end of the contract, and the license rights and items may only be used by the Government and its contractors to the extent needed to manufacture the number of doses that are not received under this contract, including with respect to any additional orders that are accepted by the Contractor.
----------------------------------------------------

4.DONATION OF EXCESS PRODUCT

A.In the event the Government determines that does of REGN10987 and REGN10933 (casirivmab and imdevimab) funded under the contract are no longer needed by the Government, the Government may donate remaining doses to any foreign government to the extent mutually agreed to by the Government and Contractor; provided that:

(x)the Contractor secures any necessary approvals that are contractually required under existing licensing agreements for REGN10987 and REGN10933 (casirivimab and imdevimab);

(y)the foreign nation has an active commercial marketing approval or active regulatory authorization in place for use of REGN10987 and REGN10933 (casirivimab and imdevimab) combined (and not individually) at the time of donation; and

(z)the Contractor has the option to establish an indemnification agreement with the applicable recipient foreign government.

B.The Government shall notify the Contractor in writing prior to any planned donation to a foreign nation. The Contractor (itself or through its collaborators) agrees to work with the Government in good faith with respect to applicable regulatory submissions, import/export permits, and other reasonable requirements for donation to the extent that donation is authorized under paragraph A above. For clarity, the Contractor's obligations under this paragraph shall not include any requirement to grant licenses to intellectual property or to provide sensitive manufacturing information to any such foreign government nor any obligation to ship product outside the United States.

C.The Government will be responsible for shipment of REGN10987 and REGN 10933 (casirivimab and imdevimab) to the receiving foreign nation in accordance with applicable shipping specifications, and the Contractor's obligations regarding distribution and risk of loss in Section C.3.1 shall not apply.

D.The parties acknowledge that PREP Act coverage may not apply to the provision of any doses under this Section to a foreign nation. The USG makes no representations as to PREP Act coverage thereto. Any immunity or indemnity arrangements in a foreign jurisdiction are the responsibility of the Contractor.

E.The Government agrees that the Contractor's collaborators may perform the Contractor's activities described in this Section, and that the Government shall cooperate with any such collaborators.

*** END OF NARRATIVE H0001 ***